Exhibit 10.1

AMENDMENT 2005-2

BECKMAN COULTER, INC.

SUPPLEMENTAL PENSION PLAN

WHEREAS, Beckman Coulter, Inc. (the “Company”), a Delaware corporation, maintains the Beckman Coulter, Inc. Supplemental Pension Plan (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan; and

WHEREAS, the Company has the right to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of adoption of this Amendment 2005-2:

Section 3 of the Plan is amended by adding the following paragraph at the end of the section to read as follows:

“The benefits under the Supplemental Plan for William H. May (“May”) shall be determined in accordance with this Section 3 of the Supplemental Plan; provided, however, that May’s Final Average Earnings, as defined in the Pension Plan, shall be determined by including in May’s Basic Earnings, as defined in the Pension Plan, the bonus to be paid to May in 2005 pursuant to the retention agreement between the Company and May dated April 11, 2005. Such bonus shall be part of May’s Basic Earnings for December, 2005.”

IN WITNESS WHEREOF, this Amendment 2005-2 is hereby adopted this 19th day of December, 2005.

BECKMAN COULTER, INC.

By	/s/ James Robert Hurley

Its	Vice President, Human Resources